As filed with the Securities and Exchange Commission on July 29, 2004

Registration No.: 333-______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIRRUS LOGIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2901 Via Fortuna Austin, TX 78746 (Address of principal executive offices)	77-0024818 (I.R.S. Employer Identification No.)

Cirrus Logic, Inc. 2002 Stock Option Plan

(Full Title of Plan)

Scott Thomas
Vice President, General Counsel and Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, TX 78746
(512) 851-4000
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	per Share (2)	Price(1)	Registration Fee

Cirrus Logic, Inc. 2002 Stock Option Plan	3,375,808	$5.53	$18,668,218	$2,365.26

(1)	Also registered by this Registration Statement are such additional and indeterminate number of shares of common stock as may become issuable because of changes resulting from stock dividends, stock splits and similar changes.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the bid and asked prices of the common stock as reported on the NASDAQ National Market System on July 26, 2004.

     This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of common stock, $0.001 par value per share of Cirrus Logic, Inc. (the “Company”), that may be issued under the Company’s 2002 Stock Plan (as amended, the “2002 Plan”). The contents of the Company’s registration statements on Form S-8 filed on November 8, 2002 (File No. 333-101119) and August 8, 2003 (File No. 333-107808) both relating to the 2002 Plan are hereby incorporated by reference into this Registration Statement except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     Scott Thomas, Vice President, General Counsel and Corporate Secretary of the Company, will pass upon the validity of the issuance of the shares of common stock offered hereby for the Company. Mr. Thomas is an employee of the Company. As of July 29, 2004, Mr. Thomas directly held 1,906 shares of the Company’s common stock. Mr. Thomas also directly held options to purchase 142,376 shares of the Company’s common stock (of which 19,066 shares are exercisable within the next 60 days).

Item 8. Exhibits.

Exhibit
Number	Description of Documents
4.1	Cirrus Logic, Inc. 2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K for the year ended March 29, 2003).

4.2	Form of Stock Option Agreement for options granted under the Cirrus Logic, Inc. 2002 Stock Option Plan, as adopted by Registrant’s Board of Directors (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-107808).

5.1*	Opinion of Scott Thomas, Vice President, General Counsel and Corporate Secretary of the Company, dated July 29, 2004, with respect to the legality of the common stock being registered.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Scott Thomas (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page hereto).

*	Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 29th day of July, 2004.

CIRRUS LOGIC, INC.

By	/s/ John T. Kurtzweil

Name: John T. Kurtzweil
Title: Senior Vice President,
Chief Financial Officer and
Chief Accounting Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Thomas his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Cirrus Logic, Inc. (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of up to, and including, 3,375,808 shares of common stock of the Company to be issued from time to time pursuant to the Cirrus Logic, Inc. 2002 Stock Option Plan, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to a Registration Statement on Form S-8 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David D. French David D. French	President & Chief Executive Officer (Principal Executive Officer)	July 29, 2004
/s/ John T. Kurtzweil John T. Kurtzweil	Senior Vice President, Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 29, 2004
/s/ Michael L. Hackworth Michael L. Hackworth	Chairman of the Board	July 29, 2004
/s/ Suhas S. Patil Suhas S. Patil	Director	July 29, 2004
/s/ D. James Guzy D. James Guzy	Director	July 29, 2004
/s/ Walden C. Rhines Walden C. Rhines	Director	July 29, 2004
/s/ William D. Sherman William D. Sherman	Director	July 29, 2004
/s/ Robert H. Smith Robert H. Smith	Director	July 29, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Documents
4.1	Cirrus Logic, Inc. 2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K for the year ended March 29, 2003).

4.2	Form of Stock Option Agreement for options granted under the Cirrus Logic, Inc. 2002 Stock Option Plan, as adopted by Registrant’s Board of Directors (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-107808).

5.1*	Opinion of Scott Thomas, Vice President, General Counsel and Corporate Secretary of the Company, dated July 29, 2004, with respect to the legality of the common stock being registered.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Scott Thomas (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page hereto).

*	Filed herewith